Exhibit 99.1

Barnes Distribution North America

(A business of Barnes Group Inc.)

Combined financial statements

Year ended December 31, 2012

Barnes Distribution North America

(A business of Barnes Group Inc.)

Table of Contents

INDEPENDENT AUDITOR’S REPORT	1

COMBINED STATEMENT OF INCOME	2

COMBINED STATEMENT OF COMPREHENSIVE INCOME	3

COMBINED BALANCE SHEET	4

COMBINED STATEMENT OF CHANGES IN PARENT EQUITY	5

COMBINED STATEMENT OF CASH FLOWS	6

NOTES TO COMBINED FINANCIAL STATEMENTS	7

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of Barnes Group Inc.:

We have audited the accompanying combined financial statements of Barnes Distribution North America (a business of Barnes Group Inc.), which comprise the combined balance sheet as of December 31, 2012, and the related combined statements of income, of comprehensive income, of changes in parent equity and of cash flows for the year then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Barnes Distribution North America at December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
April 5, 2013

1

BARNES DISTRIBUTION NORTH AMERICA
(A BUSINESS OF BARNES GROUP INC.)

COMBINED STATEMENT OF INCOME

(Amounts in thousands of U.S. Dollars)	Year ended December 31, 2012

Net sales	$301,507
Cost of sales	157,020
Selling and administrative expenses	126,412
283,432
Operating income	18,075
Other expense (income), net	42
Income before income taxes	18,033
Income taxes	6,847
Net income	$11,186

See accompanying notes.

2

BARNES DISTRIBUTION NORTH AMERICA
(A BUSINESS OF BARNES GROUP INC.)

COMBINED STATEMENT OF COMPREHENSIVE INCOME

(Amounts in thousands of U.S. Dollars)	Year ended December 31, 2012
Net income	$11,186
Other comprehensive income (loss), net of tax
Defined benefit pension and other postretirement benefits, net of tax (1)	(67)
Foreign exchange gain	567
Total other comprehensive income, net of tax	500
Total comprehensive income	$11,686

(1) Net of tax of $20 for the year ended December 31, 2012.

See accompanying notes.

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BARNES DISTRIBUTION NORTH AMERICA
(A BUSINESS OF BARNES GROUP INC.)

COMBINED BALANCE SHEET

(Amounts in thousands of U.S. Dollars)	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$-
Accounts receivable, less allowance of $1,113	34,983
Amounts due from related parties	24
Inventories	49,856
Deferred income taxes	5,240
Prepaid expenses and other current assets	1,628
Total current assets	91,731
Deferred income taxes	449
Property, plant and equipment, net	17,324
Goodwill	111,016
Other intangible assets, net	113
Other assets	1,187
Total assets	$221,820

Liabilities and Parent Equity
Current liabilities
Accounts payable	$19,057
Amounts due to related parties	46
Accrued liabilities	10,691
Total current liabilities	29,794
Accrued retirement benefits	2,192
Deferred income taxes	25,315
Other liabilities	108
Commitments and contingencies (Note 13)
Parent equity
Net parent investment	165,460
Accumulated other comprehensive loss	(1,049)
Total parent equity	164,411
Total liabilities and parent equity	$221,820

See accompanying notes.

4

BARNES DISTRIBUTION NORTH AMERICA
(A BUSINESS OF BARNES GROUP INC.)

COMBINED STATEMENT OF CHANGES IN PARENT EQUITY

(Amounts in thousands of U.S. Dollars)	Net Parent Investment	Accumulated Other Comprehensive Income/(Loss)	Total Parent Equity
Balance as of January 1, 2012	$170,313	$(1,549)	$168,764
Stock-based compensation cost funded by Parent	172	-	172
Corporate and shared-employee related costs funded by Parent	11,110	-	11,110
Pension costs funded by Parent	853	-	853
Comprehensive income	11,186	500	11,686
Net transfers to parent	(28,174)	-	(28,174)
Balance as of December 31, 2012	$165,460	$(1,049)	$164,411

See accompanying notes.

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BARNES DISTRIBUTION NORTH AMERICA
(A BUSINESS OF BARNES GROUP INC.)

COMBINED STATEMENT OF CASH FLOWS

(Amounts in thousands of U.S. Dollars)	Year Ended December 31, 2012
Operating activities:
Net income	11,186
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,158
Gain on disposition of property, plant and equipment	(273)
Stock-based compensation cost funded by parent	172
Corporate and shared-employee related cost funded by parent	11,110
Pension costs funded by parent	853
Changes in assets and liabilities:
Accounts receivable	2,025
Inventories	3,014
Prepaid expenses and other current assets	(60)
Accounts payable	(1,597)
Accrued liabilities	(4,250)
Deferred income taxes	2,893
Long-term retirement benefits	(413)
Other	101
Net cash provided by operating activities	31,919
Investing activities:
Proceeds from disposition of property, plant and equipment	798
Capital expenditures	(4,543)
Net cash used by investing activities	(3,745)
Financing activities:
Net transfers to Parent	(28,174)
Net cash used by financing activities	(28,174)

Increase (decrease) in cash and cash equivalents	-
Cash and cash equivalents at beginning of year	-
Cash and cash equivalents at end of year	$-

See accompanying notes.

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BARNES DISTRIBUTION NORTH AMERICA
(A BUSINESS OF BARNES GROUP INC.)

NOTES TO COMBINED FINANCIAL STATEMENTS

(All dollar amounts included in the notes are stated in thousands)

1.	Basis of Presentation and Principles of Combination

In the first quarter of 2013, Barnes Group Inc. entered into a definitive agreement to sell its Barnes Distribution North America business (hereinafter referred to as “BDNA” or “the Business”), a business of Barnes Group Inc. (hereinafter referred to as “BGI” or “Parent” or “the Company”), to MSC Industrial Direct Co., Inc. BDNA is included in the Distribution reporting segment of the Parent and provides logistical support services including inventory management, technical sales and customized supply chain solutions for maintenance, repair, and operating supplies, principally through the distribution centers it operates in the United States and Canada.

The historical financial statements of the Business, as of and for the year ended December 31, 2012, reflect the amounts that have been “carved out” from BGI’s consolidated financial statements and reflect assumptions and allocations made by BGI to depict the Business on a standalone basis. BDNA did not historically operate as a separate, standalone entity; rather, it operated as part of BGI and its results of operations were reported in BGI’s consolidated financial statements. The combined financial statements have been prepared solely for the purpose of BGI’s proposed sale of the Business to MSC Industrial Direct Co., Inc. and to demonstrate the historical results of operations, financial position and cash flows of the Business.

The historical combined financial statements were prepared using BGI’s historical basis in the assets and liabilities of the Business, and includes all revenues, costs, assets and liabilities directly attributable to the Business. In addition, certain expenses reflected in the accompanying combined financial statements include allocations of corporate expenses from the Parent, which in the opinion of management are reasonable (See Note 12). As a result, the accompanying combined financial statements may not be indicative of the historical financial position, results of operations and cash flows that would have been presented if the Business had been a standalone entity.

BGI uses a centralized approach for managing cash and financing operations. Accordingly, none of the cash or debt at BGI has been assigned to the Business in the combined financial statements and none of the debt at BGI is directly attributable to BDNA. Interest expense has also not been allocated to the Business and therefore is not reflected in the Combined Statement of Income.

2.	Summary of Significant Accounting Policies

General: The preparation of combined financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The accompanying combined financial statements and notes are those of BDNA, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Intercompany transactions and account balances have been eliminated. Transactions between BDNA and other businesses of BGI are reflected as related party transactions (See Note 12).

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Revenue recognition: Sales and related cost of sales are recognized when products are shipped or delivered to customers depending upon when title and risk of loss have passed. Service revenue is recognized when the related services are performed. Shipping and other transportation costs billed to customers are included in sales and the related costs are included as costs of sales. The right of return exists and a provision for future returns is estimated and charged against sales.

Operating expenses: The Business includes the costs of its distribution network within cost of sales. Other costs, including selling personnel costs, commissions, advertising, and other general and administrative costs of the Business are included within selling and administrative expenses. Depreciation and amortization expense is allocated between cost of sales and selling and administrative expenses. The Business expenses the costs of advertising as they are incurred. Advertising costs amounted to $546 in 2012.

Accounts receivable are charged against the allowance for doubtful accounts when management believes that collectability is unlikely. The allowance is established through a provision for bad debts charged to operations. The total amount charged to expense in 2012 was $594.

Cash and cash equivalents: The Parent uses a centralized approach for managing cash and financing operations. The Business’s cash is available for use and is regularly “swept” by the Parent at its discretion. Transfers of cash between the Business and the Parent are included within net transfers to Parent on the Combined Statement of Changes in Parent Equity and on the Combined Statement of Cash Flows.

Inventories: Inventories are valued at the lower of cost, determined on a first-in, first-out basis, or market. Inventories at December 31, 2012 consisted entirely of finished goods.

Property, plant and equipment: Property, plant and equipment is stated at cost. Depreciation is recorded over estimated useful lives, ranging from 10 to 50 years for buildings, three to seven years for computer equipment and up to 17 years for machinery and equipment. The straight-line method of depreciation was adopted for all property, plant and equipment placed in service after March 31, 1999. For property, plant and equipment placed into service prior to April 1, 1999, depreciation is calculated using accelerated methods. The Business assesses the impairment of property, plant and equipment subject to depreciation whenever events or changes in circumstances indicate the carrying value may not be recoverable. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in operations.

Leases: The Business leases various types of key cutting machines. The leases are classified as operating leases and have an initial noncancelable term of 36 months after which the lessee may cancel the lease by providing notice prior to the lease anniversary date. If notice of cancellation is not provided, the lease automatically renews annually for the following 12 months. The Business records deferred revenue related to the leasing of key cutting machines. The deferred revenue represents security deposits that are paid at lease inception and in most cases are applied as the final month’s lease payment at the conclusion of the lease. Minimum future rental payments under noncancelable operating leases in effect at December 31, 2012 are $3,761 in 2013, $369 in 2014, and $95 in 2015.

Goodwill: Goodwill represents the excess purchase cost over the fair value of net assets of companies acquired in business combinations by the Business. Goodwill is considered an indefinite-lived asset. Goodwill is subject to impairment testing in accordance with accounting standards governing such on an annual basis or more frequently if an event or change in circumstances indicates that the fair value of a reporting unit has been reduced below its carrying value. In performing the annual goodwill impairment test for 2012, the Business utilized the qualitative assessment approach, commonly known as the Step “0” approach, as prescribed by the FASB’s guidance related to the periodic testing of goodwill for impairment. Based on the assessment performed during 2012, there was no goodwill impairment.

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Intangible assets: Other intangible assets consist of customer relationships. These intangible assets have finite lives and are amortized over the periods in which they provide benefit. The Business assesses the impairment of long-lived assets, whenever significant events or significant changes in circumstances indicate the carrying value may not be recoverable.

Fair value measurements: The provisions of the accounting standard for fair value define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard classifies the inputs used to measure fair value into the following hierarchy:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2	Unadjusted quoted prices in active markets for similar assets or liabilities, or unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability.

Level 3	Unobservable inputs for the asset or liability.

Foreign currency: The foreign operations of BDNA, principally Canada, use the local currency as the functional currency. Transactions denominated in a currency other than the functional currency are translated to the functional currency with the resulting transaction gain (loss) recorded in other income (expense). Net foreign currency transaction losses of $43 are included in other expense (income), net in the Combined Statement of Income. The reporting currency of BDNA is the U.S. dollar ($). Assets and liabilities of international operations are translated at year-end rates of exchange; revenues and expenses are translated at average rates of exchange. The resulting translation gains or losses are reflected in accumulated other comprehensive loss within Parent Equity.

Parent equity: Parent equity in the Combined Balance Sheet represents the Parent’s historical investment in the Business, which consists of accumulated net income and the net effect of transactions with and allocations from the Parent. The main components of the net transfers to Parent in the Combined Statement of Changes in Parent Equity are cash pooling and various allocations from the Parent.

Self-insurance: The Parent self-insures certain risks where permitted by law or regulation, including workers’ compensation and employee-related benefits including medical and dental benefits. Liabilities associated with these risks are estimated by considering historical claims experience, demographic factors and other actuarial assumptions. The Business incurred $9,741 for medical and dental benefits expense and $1,377 for workers’ compensation expense for the year ended December 31, 2012.

Income taxes: BGI files consolidated income tax returns that include BDNA. For purposes of these combined financial statements, BDNA’s taxes are computed and reported on a “separate return” basis. Income taxes as presented herein allocate current and deferred income taxes of BGI to BDNA in a manner that is systematic, rational, and consistent with the asset and liability method prescribed by FASB Accounting Standards Codification 740 Accounting for Income Taxes (“ASC 740”). Accordingly, as stated in paragraph 30 of ASC 740, the sum of the amounts allocated to the carve-out tax provisions may not equal the historical consolidated provision for BGI. Under the separate return method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when management determines that it is more likely than not that some portion, or all of the deferred tax asset will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment. The settlement of tax obligations is assumed in the period incurred and included in Parent equity.

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3.	Recent Accounting Changes

In February 2013, the FASB issued an Accounting Standards Update (“ASU”) related to obligations resulting from Joint and Several Liability Arrangements for which the total amount of the obligation is fixed at the reporting date. The ASU addresses the recognition, measurement, and disclosure of certain obligations including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for nonpublic entities for fiscal years ending after December 15, 2014, and interim periods and annual periods thereafter. The adoption of this guidance is not expected to have a material impact on the Business’s financial position or results of operations.

In February 2013, the FASB amended its guidance related to reporting amounts reclassified out of accumulated other comprehensive income (“AOCI”). Under the related ASU, an entity is required to provide information about the amounts reclassified out of AOCI by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. This ASU does not change the current requirements for reporting net income or other comprehensive income in the financial statements. The ASU is effective in 2013 and the Business has not opted to early adopt this guidance.

In September 2011, the FASB issued new disclosure requirements for an employer’s participation in a multi-employer benefit plan. The amendments create greater transparency in financial reporting by requiring additional disclosures about an employer’s participation in a multi-employer pension plan. The additional disclosures will increase awareness about the commitments that an employer has made to a multi-employer pension plan and the potential future cash flow implications of an employer’s participation in the plan. The amendments were effective for annual periods for fiscal years ending after December 15, 2012, with early adoption permitted. The adoption of this guidance, which pertains to financial statement disclosures, did not have an impact on the Business’s results of operations.

In September 2011, the FASB amended its guidance related to the periodic testing of goodwill for impairment. This guidance allows companies to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the entity determines that this threshold is not met, then performing the two-step impairment test may not be necessary. The provisions of the amended guidance were effective for BDNA in 2012. The Business performed its annual impairment testing of goodwill pursuant to this guidance during 2012.

In June 2011, the FASB issued amendments to its guidance for the presentation of comprehensive income which becomes effective for annual periods ending after December 15, 2012 (for nonpublic companies). The amendments eliminate the current reporting option of displaying components of other comprehensive income within the Statement of Changes in Parent Equity. Under the new guidance, the Business was required to present either a single continuous statement of comprehensive income or an income statement immediately followed by a statement of comprehensive income. The adoption of this guidance did not have a material impact on the Business’s financial position or results of operations.

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4.	Property, Plant and Equipment

Property, plant and equipment at December 31, 2012 consisted of the following:

Machinery and equipment	$45,527
Buildings	8,998
Land	657
55,182
Less accumulated depreciation	(37,858)
Total	$17,324

Depreciation expense was $6,008 for the year ended December 31, 2012.

The cost and accumulated depreciation associated with leased equipment to customers were $3,395 and $1,614, respectively, as of December 31, 2012.

5.	Goodwill and Other Intangible Assets

Goodwill: The following table sets forth the change in the carrying amount of goodwill of the Business:

January 1, 2012	$110,823
Foreign currency translation	193
December 31, 2012	$111,016

The Business’s goodwill as of December 31, 2012 consists of historical acquisitions made by the Business.

Other Intangible Assets: Other intangible assets at December 31, 2012 consisted of:

	Useful Lives	Gross Amount	Accumulated Amortization	Net
Amortized intangible assets:
Customer Lists/Relationships	Up to 10	$11,500	$(11,387)	$113
Total		$11,500	$(11,387)	$113

Amortization of intangible assets for the year ended December 31, 2012 was $1,150. Intangibles will become fully amortized in 2013.

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6.	Accrued Liabilities

Accrued liabilities at December 31, 2012 consisted of:

Payroll and other compensation	$3,653
Workers’ compensation	2,374
Customer rebates	1,257
Accrued medical and dental benefits	1,314
Other	2,093
Total	$10,691

7.	Pension and Other Postretirement Benefits

The accounting standards related to employers’ accounting for defined benefit pension and other postretirement plans requires the Business to recognize the overfunded or underfunded status of its defined benefit postretirement plans as assets or liabilities in the accompanying Combined Balance Sheet and to recognize changes in the funded status of the plans in comprehensive income. The pension plan assets of BGI, including those of BDNA but excluding the Teamsters Local 641 Pension Fund (hereinafter referred to as the “Edison Multi-Employer Plan”), have been combined under a master trust to facilitate plan monitoring and plan investment management.

The Company provides defined benefit pension, other postretirement, and multi-employer defined pension benefits to eligible employees and retirees.

BDNA employees are eligible to participate in the following Company-sponsored plans: 1) Barnes Group Inc. Salaried Retirement Income Plan, 2) Barnes Group Inc. Hourly Employees’ Pension Plan, 3) Edison Multi-Employer Plan 4) Miscellaneous Plan, and 5) Barnes Group Inc. Postretirement Benefit Plan. Plan benefits for salaried and non-union hourly employees are based on years of service and average salary. Plans covering union hourly employees provide benefits based on years of service. The Business funds U.S. pension costs in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The KAR Products Retirement Income Plan (“KAR Plan”) and BD Canadian Salaried Pension Plan (“BD Canada Plan”) are frozen, single-employer BDNA plans (see below).

Other than the KAR Plan and BD Canada Plan, BGI’s defined benefit pension and postretirement plans have been accounted for as multi-employer plans in these combined financial statements in accordance with ASC No. 715-30, “Defined Benefit Plans-Pension” and ASC No. 715-60, “Defined Benefit Plans - Other Postretirement”. ASC No. 715, “Compensation –Retirement Benefits” provides than an employer that participates in a multi-employer defined benefit plan is not required to report a liability beyond the contributions currently due and unpaid to the plan. Therefore, no assets or liabilities related to these plans have been included in the Combined Balance Sheet. These pension and postretirement expenses for the year ended December 31, 2012 were allocated to the Business and are reported in cost of goods sold and selling and administrative expenses in the amounts of $365 and $622, respectively.

The Company and BDNA utilize actuarial methods to recognize the expense for pension benefit plans. Inherent in the application of these actuarial methods are key assumptions, including, but not limited to, discount rates and expected long-term rates of return on plan assets. Changes in the related pension benefit costs may occur in the future arising from changes in the underlying assumptions, changes in the number and composition of plan participants and changes in the level of benefits provided.

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Edison Multi-Employer Plan

The Business also contributes to a third-party multi-employer defined benefit pension plan under the terms of a collective bargaining agreement. This multi-employer plan provides pension benefits to its union-represented employees at the Edison, New Jersey facility of BDNA. The risks of participating in this multi-employer plan are different from single-employer plans in the following aspects:

a. Assets contributed to the multi-employer plan by one employer may be used to provide benefits to employees of other participating employers.

b. If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

c. If the Business chooses to stop participating in the multi-employer plan, the Business may be required to pay to this plan an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Business’s participation in this plan for the annual period ended December 31, 2012 is outlined in the table below. The most recent Pension Protection Act zone status available in 2012 relates to the plan's year-end at February 28, 2012. The zone status is based on information that the Business received from the plan and is certified by the plan's actuary. Among other factors, plans in the red zone are generally less than 65 percent funded, plans in the yellow zone are less than 80 percent funded, and plans in the green zone are at least 80 percent funded. The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (“FIP”) or a rehabilitation plan (“RP”) is either pending or has been implemented. The last column lists the expiration date of the collective-bargaining agreement to which the plan is subject. Contributions made by the Business did not represent more than five percent of the total plan contributions for the plan year ended February 28, 2012. Management estimates that BDNA’s portion of the contingent liability in the case of a full withdrawal from the multi-employer plan at the Edison, New Jersey facility would approximate $3,900 on a pre-tax basis.

The Business also contributes to a multi-employer other postretirement benefit plan under the terms of the collective bargaining agreement at the Edison, New Jersey facility. This health and welfare plan provides medical, prescription, optical and other benefits to its union-represented active employees and retirees. Business contributions to the postretirement plan approximated $171 in 2012.

The following table presents information for the Edison Multi-Employer Plan:

Pension Fund	EIN/ Pension Plan Number	Pension Protection Act Zone Status	FIP/RP Status Funding	Contri- butions by the Business	Surcharge Imposed	Expiration Date of Collective Bargaining Agreement
Teamsters Local 641 Pension Fund (Edison Plan)	22-6220288-001	Red as of March 1, 2011 for Plan year ended February 28, 2012	Imple-mented (A)	97	No Surcharge	January 31, 2014

(A)	Plan information is publicly available for the Local 641 Pension Fund. The Form 5500 indicates that the Plan is currently underfunded. Future contributions have increased pursuant to the collective bargaining agreement (dated January 31, 2011 and expiring on January 31, 2014) and the updated Rehabilitation Plan for the Plan year ended February 28, 2012. Per the terms of the Rehabilitation Plan, required contributions will increase by approximately 4% (annually) through 2018.

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KAR and BD Canada Pension Plans

Reconciliations of the obligations and underfunded status of the KAR Plan (U.S.) and BD Canada Plan (Non-U.S.) are as follows:

	KAR Plan (U.S.)	BD Canada Plan (Non-U.S.)	Total
Benefit obligation, January 1	$10,415	$821	$11,236
Service cost	-	-	-
Interest cost	512	39	551
Actuarial loss	915	78	993
Benefits paid	(641)	(45)	(686)
Foreign exchange rate changes	-	21	21
Benefit obligation, December 31	11,201	914	12,115
Fair value of plan assets, January 1	8,862	898	9,760
Actual return on plan assets	1,140	(5)	1,135
Company contributions	416	14	430
Benefits paid	(641)	(44)	(685)
Foreign exchange rate changes	-	22	22
Fair value of plan assets, December 31	9,777	885	10,662
Underfunded status, December 31	$(1,424)	$(29)	$(1,453)

The accumulated benefit obligation for the above defined benefit plans was $12,115, the same amount as the projected benefit obligation.

Amounts related to pensions recognized in the accompanying combined balance sheet consist of:

	December 31, 2012
	KAR Plan (U.S.)	BD Canada Plan (Non-U.S.)	Total
Accrued retirement benefits	$(1,424)	$(29)	$(1,453)
Accumulated other comprehensive loss, net of tax	(2,128)	(486)	(2,614)

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Amounts related to pensions recognized in accumulated other comprehensive loss at December 31, 2012 consist of:

	KAR Plan (U.S.)	BD Canada Plan (Non-U.S.)	Total
Net actuarial loss	$365	$136	$501
Amortization or settlement recognition of net gain (loss)	(375)	(52)	(427)
Effect of exchange rates	-	13	13
Total	$(10)	$97	$87

Weighted-average assumptions used to determine benefit obligations at December 31, 2012 are:

U.S. plans:
Discount rate	4.25%
Increase in compensation	-
Non-U.S. plans:
Discount rate	4.00%
Increase in compensation	-

The expected long-term rate of return is based on the actual historical rates of return of published indices that are used to measure the plans’ target asset allocation. The historical rates are then discounted to consider fluctuations in the historical rates as well as potential changes in the investment environment.

The discount rate used for the Business’s U.S. pension plans reflects the rate at which the pension benefits could be effectively settled. At December 31, 2012, the Business selected a discount rate of 4.25% based on a bond matching model for its U.S. pension plans. Market interest rates have decreased in 2012 as compared with 2011 and, as a result, the discount rate used to measure pension liabilities decreased from 5.05% at December 31, 2011. The discount rates for non-U.S. plans were selected based on bond matching models or on indices of high-quality bonds using criteria applicable to the respective countries. At December 31, 2012, the Business selected a discount rate of 4.00% based on a bond matching model for its non-U.S. pension plans. Market interest rates have decreased in 2012 as compared with 2011 and, as a result, the discount rate used to measure pension liabilities decreased from 4.46% at December 31, 2011.

The investment strategy of the plans is to generate a consistent total investment return sufficient to pay present and future plan benefits to retirees, while minimizing the long-term cost to the Business. Target allocations for asset categories are used to earn a reasonable rate of return, provide required liquidity and minimize the risk of large losses. Targets may be adjusted, as necessary within certain guidelines, to reflect trends and developments within the overall investment environment. The weighted-average target investment allocations by asset category are as follows: 70% in equity securities, 20% in fixed income securities, 5% in real estate and 5% in other investments, including cash.

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The fair values of the Business’s portion of the pension plan assets that are held in a master trust at December 31, 2012 by asset category are as follows:

		Fair Value Measurements Using
Asset Category	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash and short-term investments	$442	$442	$-	$-
Equity securities:
U.S. large-cap	2,901	1,311	1,590	-
U.S. mid-cap	1,252	1,252	-	-
U.S. small-cap	1,285	1,285	-	-
International equities	1,752	-	1,752	-
Fixed income securities:
U.S. bond funds	2,002	-	2,002	-
International bonds	419	-	419	-
Real estate securities	609	-	609	-
December 31, 2012	$10,662	$4,290	$6,372	$-

The fair values of the Level 1 assets are based on quoted market prices from various financial exchanges. The fair values of the Level 2 assets are based primarily on quoted prices in active markets for similar assets or liabilities. The Level 2 assets are comprised primarily of commingled funds and fixed income securities. Commingled equity funds are valued at their net asset values based on quoted market prices of the underlying assets. Fixed income securities are valued using a market approach which considers observable market data for the underlying asset or securities.

Expected contributions to the pension plans are approximately $15 in 2013.

The following are the estimated future net benefit payments, which include future service, over the next 10 years:

2013	$784
2014	794
2015	823
2016	851
2017	853
Years 2018-2022	4,139
Total	$8,244

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Pension benefit expenses recognized in the Combined Statement of Income consist of the following:

Service cost	$-
Interest cost	551
Expected return on plan assets	(641)
Recognized losses	427
Net periodic benefit cost	$337

The estimated net actuarial loss for the defined benefit pension plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost in 2013 is $411.

Weighted-average assumptions as of December 31, 2011 used to determine the net benefit expense for the year ended December 31, 2012 were:

U.S. plans:
Discount rate	5.05%
Long-term rate of return	9.00%
Increase in compensation	-
Non-U.S. plans:
Discount rate	4.80%
Long-term rate of return	5.75%
Increase in compensation	-

Other Benefit Plans

Certain employees of BDNA participate in a frozen deferred compensation plan referred to as the Curtis Deferred Compensation Plan. The balance of this obligation, which was fully funded as of December 31, 2012 and is included in accrued retirement benefits in the accompanying combined balance sheet, was $739.

The Parent also has various defined contribution plans (i.e., 401(k) and similar type plans) that the Business participates in, the largest of which is the Parent’s Retirement Savings Plan. Most U.S. salaried and non-union hourly employees are eligible to participate in this plan. The Business also maintains various defined contribution plans which cover certain other employees. Business contributions under these plans are based primarily on the performance of the business units and employee compensation. Contribution expense under these other defined contribution plans was $1,747 for the year ended December 31, 2012.

The Business provides other medical, dental and life insurance postretirement benefits for certain of its retired employees in the U.S. and Canada. It is the Business’s practice to fund these benefits as incurred.

8.	Stock-Based Compensation

The Business participates in BGI stock-based compensation plans. Awards under the plan include stock options, performance share unit awards and restricted share unit awards. Stock-based compensation expense reflected in the accompanying combined financial statements relates to stock plan awards of BGI and not stock awards of the Business, as the Business does not grant stock awards.

The Business accounts for the cost of all share-based payments, including stock options redeemable in Parent shares, by measuring the payments at fair value on the grant date and recognizing the cost in the results of operations. The fair values of stock options are estimated using the Black-Scholes option-pricing model based on certain assumptions. The fair values of service and performance based stock awards are estimated based on the fair market value of the Parent’s stock price on the grant date. The fair value of market based performance share awards are estimated using the Monte Carlo valuation method. Estimated forfeiture rates are applied to outstanding awards.

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Please refer to Note 10 for a description of the Parent’s stock-based compensation plans and their general terms. As of December 31, 2012, incentives have been awarded in the form of performance share unit awards and restricted stock unit awards (collectively, “Rights”) and stock options. The Business has elected to use the straight-line method to recognize compensation costs. Stock options and awards vest over a period ranging from three to four and a half years. The maximum term of stock option awards is 10 years. Upon exercise of a stock option or upon vesting of Rights, shares are issued from treasury shares held by the Parent or from authorized shares of the Parent.

During 2012, the Business recognized $172 of stock-based compensation cost. At December 31, 2012, the Business had $261 of unrecognized compensation costs related to unvested awards which are expected to be recognized over a weighted average period of 2.2 years.

The following table summarizes information about the Business’s stock option awards during the year ended December 31, 2012:

	Number of Shares	Weighted-Average Exercise Price
Outstanding, January 1, 2012	180,745	$18.14
Granted	-	-
Exercised	(61,940)	16.07
Forfeited	(14,965)	22.47
Outstanding, December 31, 2012	103,840	18.75

The following table summarizes information about stock options outstanding at December 31, 2012:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Of Shares	Average Remaining Life (Years)	Average Exercise Price	Number Of Shares	Average Exercise Price
$9.56 to $12.62	15,750	4.25	$11.65	11,650	$11.72
$14.77 to $15.83	28,702	4.38	15.08	18,686	14.92
$18.63 to $20.69	26,775	6.78	20.14	12,142	19.48
$22.34 to $27.06	32,613	4.58	24.25	32,613	24.25

The Parent received cash proceeds from the exercise of stock options of $995 in 2012. The total intrinsic value (the amount by which the stock price exceeds the exercise price of the option on the date of exercise) of the stock options exercised during 2012 was $514.

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The following table summarizes information about stock options outstanding that are expected to vest and stock options outstanding that are exercisable at December 31, 2012:

Options Outstanding, Expected to Vest				Options Outstanding, Exercisable
Shares	Weighted- Average Exercise Price	Aggregate Intrinsic Value	Weighted- Average Remaining Term (Years)	Shares	Weighted- Average Exercise Price	Aggregate Intrinsic Value	Weighted- Average Remaining Term (Years)
102,290	$18.75	$441	5.04	75,091	$19.21	$304	4.11

The following table summarizes information about the Business’s Rights during 2012:

	Service Based Rights		Service and Performance Based Rights		Service and Market Based Rights
	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value
Outstanding, January 1, 2012	3,066	$17.78	-	$-	-	$-
Granted	8,125	26.59	1,223	26.59	612	42.59
Forfeited	(2,814)	20.23	(246)	26.59	(124)	42.59
Vested / Issued	(1,402)	20.09	-	-	-	-
Outstanding, December 31, 2012	6,975	$26.59	977	$26.59	488	$42.59

The Parent granted 8,125 restricted stock unit awards and 1,835 performance share unit awards to employees of BDNA in 2012. All of the restricted stock unit awards vest upon meeting certain service conditions. The performance share unit awards are part of a long-term Relative Measure Program, which is designed to assess the Parent’s long-term performance relative to the performance of companies included in the Russell 2000 Index. The performance goals are independent of each other and based on three metrics, the Parent's total shareholder return (“TSR”), basic earnings per share growth and operating income before depreciation and amortization growth (weighted equally). The participants can earn from zero to 250% of the target award and the award includes a forfeitable right to dividend equivalents, which are not included in the aggregate target award numbers. Compensation expense for the awards is recognized over the three year service period based upon the value determined under the intrinsic value method for the basic earnings per share growth and operating income before depreciation and amortization growth portions of the award and the Monte Carlo simulation valuation model for the TSR portion of the award since it contains a market condition. The weighted average assumptions used to determine the weighted average fair values of the market based portion of the 2012 awards include a 0.34% risk-free interest rate and a 43.6% expected volatility rate.

Compensation expense for the TSR portion of the awards is fixed at the date of grant and will not be adjusted in future periods based upon the achievement of the TSR performance goal. Compensation expense for the basic earnings per share growth and operating income before depreciation and amortization growth portions of the awards is recorded based upon a probability assessment of achieving the goals and will be adjusted at the end of the service period based upon the actual achievement of those performance goals.

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9.	Income Taxes

As previously discussed in the Significant Accounting Policies section, though the U.S. portion of BDNA was historically included in BGI’s consolidated U.S. federal income tax return, BDNA’s income taxes are computed and reported herein under the “separate return method.” Use of the separate return method may result in differences when the sum of the amounts allocated to carve-out tax provisions are compared with amounts presented in consolidated financial statements. In that event, the related deferred tax assets and liabilities could be significantly different from those presented herein. Furthermore, certain tax attributes, e.g., net operating loss carryforwards, may or may not exist at the carve-out level that were actually reflected in the consolidated financial statements.

The components of Income before income taxes and Income taxes follow:

Year Ended
December 31, 2012
Income before income taxes:
U.S.	$15,734
International	2,299
Income before income taxes	$18,033

Income tax provision:
Current:
U.S. – federal	$2,699
U.S. – state	515
International	740
3,954
Deferred:
U.S. – federal	2,544
U.S. – state	487
International	(138)
2,893
Income taxes	$6,847

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Effective and Statutory Rate Reconciliation

The following table summarizes a reconciliation of the U.S. federal statutory income tax rate to BDNA’s effective tax rate, for the year ended December 31, 2012.

Statutory federal income tax rate	35.0%
Increase (decrease):
State taxes (net of federal benefit)	3.6
Effect of tax rates in foreign jurisdictions	(1.2)
Other	0.6

Effective income tax rate	38.0%

Deferred Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These items are stated at the enacted tax rates that are expected to be in effect when taxes are actually paid or recovered. In addition, certain corporate allocations were pushed-down to the carve-out financial statements, without corresponding assets or liabilities. In such cases, the related deferred tax liability (or deferred tax asset, if applicable) was deemed to remain with BGI and was not recorded by BDNA.

The following table summarizes the deferred tax assets and liabilities, as of December 31, 2012.

Deferred tax assets:
Property, plant and equipment	$332
Allowance for bad debts	416
Inventory valuation reserve	855
263A UNICAP adjustment	1,745
Pension	553
Workers’ compensation accrual	903
Other accrued expenses	1,210
Other deferred tax assets	539
Total tax assets	6,553

Deferred tax liabilities:
Goodwill	(26,089)
Other deferred tax liability	(90)
Total tax liabilities	(26,179)

Net deferred tax liabilities	$(19,626)

Uncertain Tax Positions

BGI is subject to income tax examinations by tax authorities. Upon audit, taxing authorities may challenge all or part of an income tax position. BGI regularly assesses the outcome of potential examinations in each of the tax jurisdictions when determining the adequacy of the amount of unrecognized tax benefit recorded. While it is often difficult to predict the final outcome or the timing of resolution of any particular tax position, BDNA has determined it has no uncertain tax positions through December 31, 2012. However, audit outcomes and the timing of audit settlements and future events that would impact BDNA’s unrecognized tax benefits are subject to significant uncertainty.

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The Parent or its subsidiaries file income tax returns in the U.S. federal jurisdiction, and various state jurisdictions and Canada. In the normal course of business, the Business is subject to examination by various taxing authorities, including the IRS in the U.S. and the taxing authority of Canada. With few exceptions, the Business is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2005.

10.	Stock Plans

The Parent has an Employee Stock Purchase Plan (“ESPP”) under which eligible employees may elect to have up to the lesser of $25 or 10% of base compensation deducted from their payroll checks for the purchase of the Parent’s common stock at 95% of the average market value on the date of purchase. The maximum number of shares which may be purchased under the ESPP is 4,550,000. The number of shares purchased on behalf of the Business under the ESPP was 7,000 in 2012.

The 1991 Barnes Group Stock Incentive Plan (the “1991 Plan”) authorized the granting of incentives to executive officers, directors and key employees in the form of stock options, stock appreciation rights, incentive stock rights and performance unit awards. Options granted under the 1991 Plan that terminated without being exercised become available for future grants under the 2004 Plan.

The Barnes Group Inc. Employee Stock and Ownership Program (the “2000 Plan”) was approved on April 12, 2000, and subsequently amended on April 10, 2002 by the Parent’s stockholders. The 2000 Plan permitted the granting of incentive stock options, nonqualified stock options, restricted stock awards, performance share or cash unit awards and stock appreciation rights, or any combination of the foregoing, to eligible employees to purchase shares of the Parent’s common stock.

The Barnes Group Stock and Incentive Award Plan (the “2004 Plan”) was approved on April 14, 2004, and subsequently amended on April 20, 2006 and May 7, 2010 upon approval of Amendments to the 2004 Plan on such dates by the Parent’s stockholders. The 2004 Plan permits the issuance of incentive awards, stock option grants and stock appreciation rights to eligible participants to purchase shares of common stock.

Restricted stock unit awards under the 2004 Plan (“Stock Rights”) entitle the holder to receive, without payment, one share of the Parent’s common stock after the expiration of the vesting period. Certain Stock Rights are also subject to the satisfaction of established performance goals. Additionally, holders of certain Stock Rights are credited with dividend equivalents, which are converted into additional Stock Rights, and holders of certain restricted stock units are paid dividend equivalents in cash when dividends are paid to other stockholders. All Stock Rights have a vesting period of up to 4.5 years.

11.	Information on Business Segments

The Business is managed and financial results are reported on the basis of one reportable segment, which is the same as the operating segment. The operations of the Business are conducted primarily in North America.

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12.	Related Party Transactions and Corporate Allocations

Corporate Allocations

BDNA has historically been managed and operated in the normal course of business by BGI along with other businesses. Corporate allocations represents a total pool of costs incurred at the Corporate level that relate to costs that are either directly charged to the underlying organization based on actual usage or allocated to the Business as part of normal operations based on consistent methodologies. Accordingly, certain shared costs have been allocated to BDNA and are reflected as expenses in these standalone financial statements. Such costs include, but are not limited to, treasury, tax department, executive functions, human resources, corporate accounting, and others. The costs associated with these generally include all payroll and benefit costs as well as overhead costs related to the support functions. All such costs have been deemed to have been incurred and settled through Parent equity in the period where the costs were recorded.

Management of BGI considers the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to BDNA for purposes of these standalone financial statements; however, the expenses reflected in these financial statements may not be indicative of the actual expenses that would have been incurred during the period presented if BDNA had historically operated as a separate, standalone entity. In addition, the expenses reflected in the financial statements may not be indicative of expenses that will be incurred in the future by BDNA. The amounts that would have been or will be incurred on a standalone basis could differ from the amounts allocated due to economies of scale, differences in management judgment, a requirement for more or fewer employees, or other factors. Management does not believe, however, that it is practicable to estimate what these expenses would have been had the Business operated as an independent entity, including any expenses associated with obtaining any of these services from unaffiliated entities. These expenses are included in selling and administrative expenses in the Combined Statement of Income and totaled $11,282 for the year ended December 31, 2012.

The costs were allocated to BDNA using various allocation methods, such as relative revenue, head count, tangible assets, and payroll costs or by using actual services rendered.

Related Party Purchases and Sales

For the year ended December 31, 2012, intercompany sales to other businesses of the Parent totaled $328 and intercompany cost of goods sold amounted to $198. BDNA purchases of inventory from other businesses of the Parent amounted to $189 in 2012.

13.	Commitments and Contingencies

Leases

The Business has various noncancellable operating leases for buildings, office space and equipment. Rent expense was $5,573 for the year ended December 31, 2012. Minimum rental commitments under noncancellable leases in years 2013 through 2017 are $4,575, $2,739, $1,194, $859 and $401, respectively. The rental expense and minimum rental commitments of leases with step rent provisions are recognized on a straight-line basis over the lease term.

Product Warranties

The Business provides product warranties in connection with the sale of certain products. From time to time, the Business is subject to customer claims with respect to product warranties. Product warranty liabilities were not significant as of December 31, 2012.

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14.	Subsequent Events

On February 22, 2013, the Parent entered into a definitive agreement to sell BDNA to MSC Industrial Direct Co., Inc. for $550,000, subject to certain purchase price adjustments. The transaction, which is subject to various conditions, including customary closing conditions and approvals, is expected to close early in the second quarter of 2013.

These combined financial statements reflect management’s evaluation of subsequent events, through April 5, 2013, the date the financial statements were available to be issued.

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